Exhibit 99

                           CEO and CFO Certification


     In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officers of Atlantic Tele-Network, Inc. (the "Company") hereby certify that the 10-Q Report of the Company being filed today with the SEC fully complies with the requirements with Section 13(a) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                        Atlantic Tele-Network, Inc.


Date: August  14, 2002                  /s/  Cornelius B. Prior, Jr.
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                                        Cornelius B. Prior, Jr.
                                        Chief Executive Officer and Chairman
                                        of the Board




Date: August 14, 2002                   /s/  Steven M. Ross
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                                        Steven M. Ross
                                        Chief Accounting Officer, Treasurer
                                        and Acting Chief Financial Officer